Exhibit 10.16(b)

June 1, 2014

Principle Capital Management LLC

1 Sansome Street

Suite 3500

San Francisco, CA 94104

Attention: Hai Chen

Re:	Management Agreement Renewals

Dear Mr. Chen:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Emerging CTA Portfolio L.P.
•	Principle Master Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer

PRINCIPLE CAPITAL MANAGEMENT LLC

By:	/s/ Hai Chen

Print Name:	Hai Chen

AL/sr